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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Abgenix, Inc. for the registration of 495,356 shares of its common stock and to the incorporation by reference therein of our reports dated January 22, 1999, with respect to the financial statements of Abgenix, Inc. and Xenotech, L.P. included in Abgenix, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
July 13, 1999